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                                                                   EXHIBIT 10.41

                                                    [TD COMMERCIAL BANKING LOGO]
                                                    Mississauga Centre CBC
                                                    20 Milverton Drive
                                                    Mississauga, Ontario
                                                    L5R 3G2
                                                    Telephone No.:  905-890-4163
                                                    Fax No.:  (905) 890-4136

March 25, 2002

DAISYTEK (CANADA) INC.
1-35 Valleywood Drive
Markham, ON L3R 5L9
CAN

Attn:  Jeff Malanga, Treasurer

Dear Sirs

The following amending agreement (the "Amending Agreement") amends the terms and conditions of the credit facilities (the "Facilities") provided to the Borrower as per the Agreement dated MARCH 15, 2001 and the subsequent Amending Agreement(s) dated OCTOBER 12, 2001:

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
BORROWER                 DAISYTEK (CANADA) INC. (the "Borrower")

LENDER                   THE TORONTO-DOMINION BANK (the "Bank"), through its Mississauga
                         Commercial Banking Centre, in Mississauga, Ontario.

CREDIT LIMIT             1)   Amounts outstanding under the Facility will at all
                              times be the lesser of:
                              i)  CDN$20,000,000 [or its US$ Equivalent], AND
                              ii) the Borrowing Base as defined in Financial Covenants
                                  item (a)

TERM                     1)   The earlier of March 20, 2004, or the expiration of
                              Daisytek, Inc.'s loan facility, presently December 19, 2003.

INTEREST RATES
AND FEES                 Advances shall bear interest and fees as follows:

                         1)   3 YEAR COMMITTED REVOLVING LOAN:
                                  -    Prime Based Loans:  Prime Rate + .75% per annum
                                  -    USBR Loans:  USBR + .75% per annum
                                  -    B/As:  Stamping Fee at 225 bps per annum

ARRANGEMENT              The Borrower will pay prior to any drawdown hereunder a
                         non-refundable arrangement
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
FEE                     fee of $25,000.00.

POSITIVE
COVENANTS                So long as any amounts remain outstanding and unpaid
                         under this Agreement or so long as any commitment under this Agreement remains in effect, the Borrower will and will ensure that its subsidiaries and each of the Guarantors will observe the Standard Positive Covenants set out in Schedule "A" and in addition will provide:

                         i) Quarterly aged list of accounts receivable of the borrower, within 60 days of period end.

FINANCIAL
COVENANTS                The Borrower agrees at all times to:


                         a) Advances under both the Toronto-Dominion Bank and the Bank of Nova Scotia facilities are not to exceed the Borrowing Base which is defined as 80% of good quality under 90 day accounts receivable, net of intercompany accounts, plus 50% of the inventory net of 0-30 day payables to a maximum of $7,500,000. Payables due to Daisytek, Inc. and any of its subsidiaries are not deducted from inventory for calculation purposes.

                         b) Ratio of Current Assets to Current Liabilities is to be maintained at 1.20:1 or higher at all times.

                              Current Liabilities to include amounts outstanding under the 3 year Committed Facilities held by the Toronto-Dominion Bank and the Bank of Nova Scotia.

                         c) Minimum Shareholder's Equity of $20MM is to be maintained at all times

                              Shareholder's Equity is defined as the sum of Share Capital, Earned and Contributed Surplus, less Goodwill in excess of $1,900,000 or as reduced by amortization.

SCHEDULE "A" -
STANDARD
TERMS AND CONDITIONS     Schedule "A" sets out the Standard Terms and Conditions
                         ("Standard Terms and Conditions") which apply to these credit facilities. The Standard Terms and Conditions, including the defined terms set out therein, form part of this Agreement, unless this letter states specifically that one or more of the Standard Terms and Conditions do not apply or are modified.

AMENDMENTS TO
SCHEDULE "A" -
TERMS AND CONDITIONS     The following amendments to the Standard Terms and Conditions apply:

                         - Remove Clause "c" in Section 8 Standard Negative Covenants.

                         - Add the following sentence "Subject to written approval by the Borrower which will not be unreasonably withheld" to the beginning of Paragraph 2 Section 9 Environmental.

                         - Add the following sentence "The Bank agrees to provide prior written notice of any such increased costs" at the end of Section 15 Added Cost.

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Unless otherwise stated, the amendments outlined above are in addition to the
Terms and Conditions of the existing Agreement. All other terms and conditions remain unchanged. We ask that you acknowledge your agreement to these amendments by signing and returning the attached duplicate copy of this Amending Agreement to the undersigned. The amendments will not come into force unless the duplicate of this Amending Agreement is received by the Bank on or before 5, APRIL, 2002.

Yours truly,

THE TORONTO-DOMINION BANK:



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
/S/ JOHN A. NEATE                                  /S/ MASON COATES
-------------------------     ----------------     -------------------     ----------------
John A. Neate                 Signing              Mason Coates            Signing
Relationship Manager          No.                  Vice President          No.
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TO THE TORONTO-DOMINION BANK:

DAISYTEK (CANADA) INC. hereby accepts the foregoing offer

this 2 day of April, 2002.


 /S/ JEFF MALANGA                           /S/ LEE WEINER
-------------------------------             ------------------------------------
Signature                                   Signature

Jeff Malanga - Treasurer                    Director of Treasury   Lee Weiner
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Print Name & Position                       Print Name & Position